Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Instil Bio, Inc., dated as of October 22, 2024, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

CURATIVE VENTURES V LLC

By: By:	CV-Immetacyte Manager LP, its manager CV-Immetacyte Ultimate Manager LLC, its general partner

By:	/S/ Bronson Crouch
	Name:	Bronson Crouch
	Title:	Manager

CV-IMMETACYTE MANAGER LP

By:	CV-Immetacyte Ultimate Manager LLC, its general partner

By:	/S/ Bronson Crouch
	Name:	Bronson Crouch
	Title:	Manager

CV-IMMETACYTE UNLTIMATE MANAGER LLC

By:	/S/ Bronson Crouch
	Name:	Bronson Crouch
	Title:	Manager

SB2A LP

By:	SB2A Management LLC, its general partner

By:	/S/ Bronson Crouch
Name: Bronson Crouch Title: Managing Member

SB2A MANAGEMENT LLC

By:	/S/ Bronson Crouch
Name: Bronson Crouch
Title: Managing Member

BRONSON CROUCH

/S/ Bronson Crouch